===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   EXHIBITS
                                      to

                                   FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                                      OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                           ________________________

                           ADAPTIVE SOLUTIONS, INC.

                           ________________________

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

                                 Press Release

FOR IMMEDIATE RELEASE
- ---------------------

FOR FURTHER INFORMATION, CONTACT:

John Migliore                                     Fletcher Chamberlin
President and C.E.O.                              Investor Relations Counsel
Adaptive Solutions, Inc.                          Harris Massey Herinckx
(503) 690-1236                                    (503) 295-1922

ADAPTIVE SOLUTIONS' REPORTS SECOND QUARTER RESULTS

Beaverton, OR -- July 23, 1996   Adaptive Solutions, Inc. (NASDAQ:ADSO) today

announced financial results for the quarter ended June 30, 1996.


Total revenue for the quarter was $1,483,000, up 54% from the prior year's second quarter total of $963,000.  The year-over-year revenue increase came from increased product shipments and from research and development agreements,

under which the company provides technical expertise to original equipment manufacturer (OEM) customers evaluating or implementing products based on the company's CNAPS architecture.  Product revenue was $976,000, or 49% above last year's $654,000.  Research and development revenue in the quarter grew 64% to

$507,000 from last year's $309,000.  While total revenue increased compared with the prior year's second quarter, it was significantly below the total of

$3,831,000 reported for the first quarter ended March 31, 1996.


The net loss for the quarter was $2,905,000, compared to $2,180,000 in last year's second quarter.  The net loss in the latest quarter was $0.43 per share,

based on an average of 6,763,000 shares outstanding.  The net loss per share in last year's second quarter was $0.41, based on 5,363,000 shares outstanding.

Approximately $2 million of the loss in the latest quarter was caused by one-

time costs related to the company's expense reductions and new strategy which were announced on June 24, 1996.


"As we forecast at the end of June, our revenue for the second quarter is well below the most recent quarters we have reported," commented John Migliore,

president and CEO of Adaptive Solutions.  "The decline has been caused by a
                     TM
decrease in PowerShop   shipments from first quarter levels and
by the lack of additional contracts from the two major original equipment manufacturer (OEM) programs that propelled the revenue increases at the end of last year and in the first quarter this year."


Migliore added, "As we announced on June 24, we are responding to this decline in revenue with significant cost reductions and a refocused strategy.  Our current expectation is that revenue in the next few quarters will continue to be below the most recent quarters, before we begin to generate revenue as a result of the new strategies.  Our revised strategy involves the provision of more complete forms processing solutions to our customers, and we are continuing to progress with internal software development and external partnerships to execute on our plans."


This press release contains forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements, including, without limitations the company's ability to maintain revenue with existing customers while it implements it's new strategy, changes in the forms processing solutions markets, successful implementation of the company's new strategy, contained expansion and maintenance of partnerships and availability of necessary hardware, which risks and uncertainties are also discussed in greater detail in the company's Form 10-K and Form 10-Q filed with the S.E.C.


Adaptive Solutions designs and manufacturers pattern recognition solutions using a unique, affordable massive-parallel microprocessor architecture.

                               ADAPTIVE SOLUTIONS

                                INCOME STATEMENT

                           (000, except per share data)


                                     Quarter Ended         Six Months Ended
                                  -------------------     ------------------
                                  6/30/96     6/30/95     6/30/96    6/30/95
                                  -------     -------     -------    -------

Net Product Revenue               $   976     $   654     $ 4,327    $ 1,156
R&D Revenue                           507         309         987        605
                                  -------     -------     -------    -------
TOTAL REVENUE                       1,483         963       5,314      1,761

Cost of Product Revenue             1,262         924       3,396      1,253
Research & Development                880         961       1,811      1,705
Sales & Marketing                     538         944       1,350      1,606
General & Administrative            1,740         260       2,227        497
                                  -------     -------     -------    -------
TOTAL OPERATING EXPENSES            4,420       3,089       8,784      5,061
                                  -------     -------     -------    -------
OPERATING LOSS                     (2,937)     (2,126)     (3,470)    (3,300)

Interest Income                        53          40          80         93
Interest Expense and Other            (21)        (94)        (62)      (105)
                                  -------     -------     -------    -------
LOSS BEFORE INCOME TAXES           (2,905)     (2,180)     (3,452)    (3,312)

Income Tax Expense                   ---         ---         ---        ---

NET LOSS                          $(2,905)    $(2,180)    $(3,452)   $(3,312)
                                  -------     -------     -------    -------
NET LOSS PER SHARE                $ (0.43)    $ (0.41)    $ (0.53)   $ (0.64)
                                  -------     -------     -------    -------
Average Shares Outstanding          6,763       5,363       6,519      5,215

                                     -3-

                              ADAPTIVE SOLUTIONS

                                BALANCE SHEETS

                                    (000)


                                                   6/30/96      12/31/95
                                                 -----------  ------------
Cash and Cash Equivalents                          $ 4,487      $   974
Trade Accounts Receivable                            1,180        4,220
Inventory                                            2,235        2,885
Prepaid Expenses                                       134          381
                                                   -------      -------
TOTAL CURRENT ASSETS                                 8,036        8,460

Property and Equipment - Net                         1,626        1,754
Other Assets                                           100            7
                                                   -------      -------
TOTAL ASSETS                                       $ 9,762      $10,221
                                                   -------      -------
Accounts Payable                                   $    58      $   825
Notes Payable                                          554         ---
Accrued Expenses                                     2,039        1,209
Current Portion - Capital leases                       451          476
Deferred Revenue                                        47           67
                                                   -------      -------
TOTAL CURRENT LIABILITIES                            3,149        2,577

Capital Leases, less Current Portion                   506          496
Common Stock                                        31,068       28,674
Unearned Compensation                                 ---           (17)
Accumulated Deficit                                (24,961)     (21,509)
                                                   -------      -------
TOTAL STOCKHOLDERS' EQUITY                           6,107        7,148

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY         $ 9,762      $10,221
                                                   -------      -------

                                     ####


                                      -4-